UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2015

Cole Credit Property Trust V, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-189891 (1933 Act)	46-1958593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016

(Address of principal executive offices)

(Zip Code)

(602) 778-8700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 6, 2015, Elizabeth K. Tuppeny and Abby M. Wenzel resigned from the board of directors (the “Board”) of Cole Credit Property Trust V, Inc. (the “Company”) effective as of such date. Neither resignation was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On March 12, 2015, the Board appointed Marcus E. Bromley as a director of the Company, filling one of the vacancies created by the resignations of Ms. Tuppeny and Ms. Wenzel. The Board has determined that Mr. Bromley is an independent director. It is anticipated that Mr. Bromley will be appointed as a member of the audit committee of the Board.

Marcus E. Bromley, age 65, has served as an independent director since March 12, 2015. Mr. Bromley served as a member of the board of directors of Cole Corporate Income Trust, Inc. and as a member of its audit committee from January 2011 until January 2015 when that company merged with Select Income REIT. From May 2005 until its merger with Spirit Realty Capital, Inc. in July 2013, Mr. Bromley served as a member of the board of directors of Cole Credit Property Trust II, Inc. and also served as the chairman of that company’s audit committee. He also served as a member of the board of directors of Cole Credit Property Trust III, Inc. from October 2008 until May 2012 and as a member of its audit committee from December 2008 until May 2012. From 1993 through 2005, Mr. Bromley served as a member of the board of trustees of Gables Residential Trust, a $3 billion multi-family residential REIT with operations in Texas, Georgia, South Florida, Washington, D.C. and Southern California that was listed on the New York Stock Exchange prior to its sale in 2005. From December 1993 until June 2000, Mr. Bromley also served as the chief executive officer of Gables Residential Trust. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner of Trammell Crow Residential from 1982 until 1993. Mr. Bromley also serves on the board of directors of SG Partners, a multifamily residential company headquartered in Atlanta, Georgia, and on the advisory board of Nancy Creek Capital, an Atlanta-based private equity firm. Mr. Bromley holds a B.S. in Economics from Washington & Lee University and an M.B.A. from the University of North Carolina. The Board selected Mr. Bromley to serve as a director of the Company because of Mr. Bromley’s experience as the chief executive officer of a public real estate company, his general knowledge of the real estate industry and his financing experience, all of which are expected to bring valuable insight to the board of directors and potential resources to the Company.

The appointment of Mr. Bromley as a director was not made pursuant to any arrangement or understanding between Mr. Bromley and any other person. Mr. Bromley has not had any direct or indirect material interest in any transaction with the Company or to which the Company is a party or in any currently proposed transaction with the Company or to which the Company is a party. Mr. Bromley will serve as a director until the next annual stockholders’ meeting and until his successor is duly elected and qualifies, or until his earlier resignation, removal or inability to serve.

The Board currently is considering candidates to fill the remaining vacancy on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2015	COLE CREDIT PROPERTY TRUST V, INC.

	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer